Exhibit 10.4

EXECUTION VERSION

SECOND AMENDMENT TO THE CREDIT AGREEMENT

$535,000,000 TRANCHE B TERM FACILITY

REVOLVING FACILITY

among

TRUVEN HOLDING CORP. (formerly known as VCPH Holding Corp.),

as Holdings,

TRUVEN HEALTH ANALYTICS INC. (formerly known as Thomson Reuters (Healthcare) Inc.),

as Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED, MORGAN STANLEY SENIOR FUNDING, INC. AND UBS SECURITIES LLC,

as Joint Arrangers and Bookrunners

SECOND AMENDMENT

SECOND AMENDMENT, dated as of April 26, 2013 (this “Amendment”), to the Credit Agreement, dated as of June 6, 2012 (as amended, supplemented or otherwise modified prior to the date hereof (including pursuant to the First Amendment, dated as of October 3, 2012), the “Credit Agreement”), among Truven Holding Corp. (formerly known as VCPH Holding Corp.), a Delaware corporation (“Holdings”), Truven Health Analytics Inc. (formerly known as Thomson Reuters (Healthcare) Inc.), a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and the other agents parties thereto. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC are acting as the joint lead arrangers and joint bookrunners in connection with this Amendment and the Amended Tranche B Term Facility referred to below.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower.

WHEREAS, the Borrower has requested that the Credit Agreement be amended to, among other things, provide for an increase to an aggregate principal amount of $535,000,000 in the Tranche B Term Facility (as so amended, the “Amended Tranche B Term Facility”) by obtaining New Tranche B Term Commitments (as defined in Section 4 of this Amendment) and having existing Tranche B Term Loans be continued as provided herein.

WHEREAS, the loans under the Amended Tranche B Term Facility (the “New Tranche B Term Loans”) will replace and refinance the currently outstanding Tranche B Term Loans and, except as otherwise provided herein, the New Tranche B Term Loans will have the same terms as the Tranche B Term Loans currently outstanding under the Credit Agreement.

WHEREAS, each existing Tranche B Term Lender that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and in connection therewith agrees to continue all of its outstanding Tranche B Term Loans (or such lesser amount thereof notified to such Lender by the Administrative Agent prior the Amendment Effective Date (as defined below)) as New Tranche B Term Loans (such continued Tranche B Term Loans, the “Continued Tranche B Term Loans”, and such Lenders, collectively, the “Continuing Tranche B Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its existing Tranche B Term Loans (such existing Tranche B Term Loans, the “Existing Tranche B Term Loans”, and the Lenders of such Existing Tranche B Term Loans, collectively, the “Existing Tranche B Term Lenders”) (or such lesser amount of such Existing Tranche B Term Loans notified to such Lender by the Administrative Agent prior the Amendment Effective Date) outstanding on the Amendment Effective Date as New Tranche B Term Loans in a principal amount equal to the aggregate principal amount of such Existing Tranche B Term Loans so continued. Existing Tranche B Term Lenders which do not become Continuing Tranche B Term Lenders as contemplated by this recital shall not otherwise be permitted to become Additional Tranche B Term Lenders (as defined below).

WHEREAS, subject to the preceding recital, each Person (other than a Continuing Tranche B Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith to make New Tranche B Term Loans (collectively, the “Additional Tranche B Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make New Tranche B Term Loans to the Borrower on the Amendment Effective Date (the “Additional Tranche B

Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Tranche B Term Lender. The proceeds of the Additional Tranche B Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Tranche B Term Loans that are not continued as New Tranche B Term Loans by Continuing Tranche B Term Lenders and for general corporate purposes. At the option of the Administrative Agent with the consent of the Borrower, the Additional Tranche B Term Loans may be made, to the extent of the amount thereof to be used to repay in full the Existing Tranche B Term Loans that are not so continued, by the replacement of such Existing Tranche B Term Lenders pursuant to Section 2.22 of the Credit Agreement and the continuation of such Existing Tranche B Term Loans as Continued Tranche B Term Loans by the replacement Lender.

WHEREAS, each Revolving Lender that executes and delivers a Lender Addendum solely in its capacity as a Revolving Lender will thereby agree to the terms of this Amendment but will not thereby agree to have made any commitment to make New Tranche B Term Loans, and each Existing Tranche B Term Lender that executes and delivers a Lender Addendum solely in its capacity as an Existing Tranche B Term Lender and not as a New Tranche B Term Lender or a Continuing Tranche B Term Lender will thereby agree to the terms of this Amendment but will not thereby agree to continue its Existing Tranche B Term Loans as New Tranche B Term Loans or to have made any commitment to make New Tranche B Term Loans.

WHEREAS, the Continuing Tranche B Term Lenders and the Additional Tranche B Term Lenders (collectively, the “New Tranche B Term Lenders”) are severally willing to continue their Existing Tranche B Term Loans as New Tranche B Term Loans and/or to make New Tranche B Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment.

WHEREAS, the Borrower has requested other amendments to the Credit Agreement.

WHEREAS, the New Tranche B Term Lenders, the Revolving Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to Section 1.

(a) Section 1.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting, in its proper alphabetical order, the following new definitions:

“Second Amendment”: the Second Amendment, dated the Second Amendment Effective Date, to this Agreement.

“Second Amendment Effective Date”: April 26, 2013.

(b) Section 1.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending the definitions of “Applicable Margin” and “Applicable Pricing Grid” to read as set forth on Annex I.

(c) Section 1.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending the definition of “Loan Documents” by inserting “the Second Amendment,” immediately before the words “the Security Documents”.

(d) Section 1.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending the definition of “Tranche B Term Loan” to read as follows:

“Tranche B Term Loan”: as defined in Section 2.1, but shall include any Tranche B Term Loan made hereunder pursuant to (i) the First Amendment on the First Amendment Effective Date or (ii) the Second Amendment on the Second Amendment Effective Date.”

SECTION 3. Amendments to Section 2.

(a) Section 2.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following sentence immediately prior to the last sentence thereof:

“On the Second Amendment Effective Date, the New Tranche B Term Loans (as defined in the Second Amendment) shall constitute, on the terms provided in the Second Amendment, Tranche B Term Loans and the Continuing Tranche B Term Loans (as defined in the Second Amendment) shall be ratified and confirmed as Tranche B Term Loans in all respects.”

(b) Section 2.3(a) of the Credit Agreement is hereby amended as of the Amendment Effective Date to read as follows:

“(a) The Tranche B Term Loan of each Tranche B Term Lender shall mature in 25 quarterly installments, each of which shall be payable on each date set forth below in an amount equal to such Lender’s Tranche B Term Percentage multiplied by the amount set forth below opposite such date:

Installment Dates	Principal Amount
June 30, 2013	$1,337,500.00
September 30, 2013	$1,337,500.00
December 31, 2013	$1,337,500.00
March 31, 2014	$1,337,500.00
June 30, 2014	$1,337,500.00
September 30, 2014	$1,337,500.00
December 31, 2014	$1,337,500.00
March 31, 2015	$1,337,500.00
June 30, 2015	$1,337,500.00
September 30, 2015	$1,337,500.00
December 31, 2015	$1,337,500.00
March 31, 2016	$1,337,500.00
June 30, 2016	$1,337,500.00
September 30, 2016	$1,337,500.00
December 31, 2016	$1,337,500.00
March 31, 2017	$1,337,500.00
June 30, 2017	$1,337,500.00
September 30, 2017	$1,337,500.00
December 31, 2017	$1,337,500.00
March 31, 2018	$1,337,500.00
June 30, 2018	$1,337,500.00
September 30, 2018	$1,337,500.00
December 31, 2018	$1,337,500.00
March 31, 2019	$1,337,500.00
Tranche B Maturity Date	$502,900,000.00

(c) Section 2.10(b) of the Credit Agreement is hereby amended as of the Amendment Effective to read as follows:

“(b) Notwithstanding anything to the contrary in this Section 2.10, any prepayment or repricing of the Tranche B Term Loans effected on or prior to October 26, 2013 as a result of a Repricing Transaction shall be accompanied by a fee equal to 1.00% of the principal amount of Tranche B Term Loans prepaid or repriced, unless such fee is waived by the applicable Tranche B Term Loan Lender. If in connection with a Repricing Transaction on or prior to the date set forth in the immediately preceding sentence, any Lender is replaced as a result of not providing consent in respect of such Repricing Transaction pursuant to Section 2.22, such Lender shall be entitled to the fee provided under this Section 2.10.”

SECTION 4. New Tranche B Term Loans. (a) Subject to the terms and conditions set forth herein (i) each Continuing Tranche B Term Lender agrees to continue all of its Existing Tranche B Term Loans (or such lesser amount thereof as notified to such Lender by the Administrative Agent prior to the Amendment Effective Date) as a New Tranche B Term Loan on the date requested by the Borrower to be the Amendment Effective Date (which date shall not be later than April 26, 2013) in a principal amount equal to such Existing Tranche B Term Loans (or such lesser amount thereof as notified to such Lender by the Administrative Agent prior to the Amendment Effective Date) and (ii) each Additional Tranche B Term Lender agrees to make a New Tranche B Term Loan on such date to the Borrower in a principal amount equal to such Additional Tranche B Term Lender’s New Tranche B Term Loan Commitment (as defined below). For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and a New Tranche B Term Lender as of the Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a Lender Addendum in its capacity as a New Tranche B Term Lender. The Borrower shall give notice to the Administrative Agent of the proposed Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Tranche B Term Lender and each Additional Tranche B Term Lender thereof. For the avoidance of doubt, the Existing Tranche B Term Loans of a Continuing Tranche B Term Lender must be continued in whole and may not be continued in part unless approved by the Administrative Agent.

(b) Each Additional Tranche B Term Lender will make its New Tranche B Term Loan on the Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.2 of the Credit Agreement, an amount equal to its New Tranche B Term Loan Commitment. The “New Tranche B Term Loan Commitment” (i) of any Continuing Tranche B Term Lender will be the amount of its Existing Tranche B Term Loans to be continued as an equal amount (or such lesser amount as notified to such Lender by the Administrative Agent prior to the Amendment Effective Date) of New Tranche B Term Loans and (ii) of any Additional Tranche B Term Lender (which Lender also may be a Continuing Tranche B Term Lender with respect to its Continued Tranche B Term Loans) will be such amount (not exceeding any commitment offered by such Additional Tranche B Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Amendment Effective Date. The commitments of the Additional Tranche B Term Lenders and the continuation undertakings of the Continuing Tranche B Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Tranche B Term Loan. The New Tranche B Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.2 and 2.12 of the Credit Agreement. The initial Interest Period for the Additional Tranche B Term Loans shall begin on the Amendment Effective Date and end on the last day of the Interest Period then in effect for the Existing Tranche B Term Loans and upon the Amendment Effective Date, the interest rate applicable to the Continued Tranche B Term Loans and the Additional Tranche B Term Loans for the remainder of the Interest Period then in effect shall be the interest rate, as modified by this Amendment, applicable to the Existing Tranche B Term Loans for such Interest Period. The Borrower shall not be required to make any payments to Continuing Tranche B Term Lenders under Section 2.20 of the Credit Agreement in respect of the continuation of Existing Tranche B Term Loans on the Amendment Effective Date as New Tranche B Term Loans. The Lenders that are replaced pursuant to Section 2.22 of the Credit Agreement in connection with the making of New Tranche B Term Loans shall be entitled to the benefits of Section 2.20 of the Credit Agreement with respect thereto.

(c) The obligation of each New Tranche B Term Lender to make or acquire by continuation New Tranche B Term Loans on the Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 6 of this Amendment.

(d) On and after the Amendment Effective Date, each reference in the Credit Agreement to “Tranche B Term Loans” shall be deemed a reference to the New Tranche B Term Loans contemplated hereby, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Tranche B Term Lender in respect of such Lender’s Existing Tranche B Term Loans.

(e) The continuation of Continued Tranche B Term Loans and the making of Additional Tranche B Term Loans may be implemented pursuant to other procedures specified by the Administrative Agent, acting in consultation with the Borrower, including by repayment of Continued Tranche B Term Loans of a Continuing Tranche B Term Lender followed by a subsequent assignment to it of New Tranche B Term Loans in the same amount (or such other amount (not exceeding, in the case of any Additional Tranche B Term Lender, any commitment offered by such Additional Tranche B Term Lender) as notified to such Lender by the Administrative Agent prior to the Amendment Effective Date).

(f) The Existing Tranche B Term Loans which are not continued as Continued Tranche B Term Loans will be repaid on the Amendment Effective Date.

SECTION 5. Prepayment Fee. The Borrower will pay the 1.0% fee required under Section 2.10(b) of the Credit Agreement to each Existing Tranche B Term Lender in respect of the repayment or repricing of such Lender’s Existing Tranche B Term Loans (or, as contemplated by the fifth recital of this Amendment, in connection with any replacement of such Existing Tranche B Term Lender pursuant to Section 2.22 of the Credit Agreement). For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of Administrative Agent, any Lender with Existing Tranche B Term Loans which are replaced as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such replaced Lender’s Existing Tranche B Term Loans, at par, and pay all accrued interest thereon and the prepayment fee described herein, be deemed to have assigned such Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The

Lenders hereby agree to waive the notice requirements of Section 2.10 of the Credit Agreement in connection with the prepayment or replacement of Existing Tranche B Term Loans contemplated hereby.

SECTION 6. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “Amendment Effective Date”):

(a) Amendment Documentation. The Administrative Agent shall have received (i) a counterpart of this Amendment, executed and delivered by a duly authorized officer of Holdings and the Borrower and (ii) Lender Addenda, executed and delivered by the New Tranche B Term Lenders and the Revolving Lenders (which collectively shall constitute the Required Lenders).

(b) Collateral. The Borrower and the other Loan Parties shall have executed an instrument of acknowledgement and confirmation reasonably satisfactory to the Administrative Agent with respect to the guarantees, security interests and liens created under the Security Documents.

(c) Fees and Expenses. All fees (including the fees set forth in Section 5 hereof) and expenses payable to the Administrative Agent and the Lenders in connection with this Amendment shall have been received on or prior to the Amendment Effective Date.

Notwithstanding any other provisions of this Amendment to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Additional Tranche B Term Lender for purposes of facilitating funding on the Amendment Effective Date. Accordingly, any Lender Addendum submitted by or on behalf of an Additional Tranche B Term Lender other than such fronting lender will be deemed ineffective unless accepted by the Administrative Agent in its sole discretion.

SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants that (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier time, in which case such representations and warranties were true and correct in all material respects as of such earlier time; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and (b) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 8. Effects on Loan Documents. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.12 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 10. Loan Document. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 11. Amendments; Execution in Counterparts; Notice. This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Required Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TRUVEN HOLDING CORP., as Holdings

By:	/s/ Michael G. Boswood
Name:	MICHAEL G. BOSWOOD
Title:	CEO

TRUVEN HEALTH ANALYTICS INC., as Borrower

By:	/s/ Michael G. Boswood
Name:	MICHAEL G. BOSWOOD
Title:	CEO

Signature Page to the Second Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Tony Yung
Name:	Tony Yung
Title:	Executive Director

Signature Page to the Second Amendment

Annex I

“Applicable Margin”: (a) (i) for Revolving Loans that are Eurodollar Loans, 3.25% per annum, (ii) for Revolving Loans that are ABR Loans and Swingline Loans, 2.25% per annum and (iii) for the Commitment Fee, 0.50% per annum; provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrower in which the Second Amendment Effective Date occurs, the Applicable Margin with respect to Revolving Loans and Swingline Loans and the Commitment Fee will be determined pursuant to the Applicable Pricing Grid;

(b) (i) for Tranche B Term Loans that are Eurodollar Loans, 3.25% per annum and (ii) for Tranche B Term Loans that are ABR Loans, 2.25% per annum; provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrower in which the Second Amendment Effective Date occurs, the Applicable Margin with respect to Tranche B Term Loans will be determined pursuant to the Applicable Pricing Grid;

(c) for Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Increased Facility Activation Notice.

“Applicable Pricing Grid”: (a) the table set forth below for the Revolving Facility:

Consolidated Senior Secured Leverage Ratio	Applicable Margin for Revolving Loans that are Eurodollar Loans	Applicable Margin for Revolving Loans and Swingline Loans that are ABR Loans	Commitment Fee
> 3.00:1.00	3.25%	2.25%	0.50%
< 3.00:1.00 and > 2.00:1.00	3.00%	2.00%	0.50%
< 2.00:1.00	2.75%	1.75%	0.375%

(b) the table set forth below for the Tranche B Term Facility;

Consolidated Total Leverage Ratio	Applicable Margin for Tranche B Term Loans that are Eurodollar Loans	Applicable Margin for Tranche B Term Loans that are ABR Loans
> 5.50:1.00	3.25%	2.25%
< 5.50:1.00	3.00%	2.00%

For the purposes of the Applicable Pricing Grid, (a) notwithstanding the definition of “Consolidated Total Leverage Ratio,” the Consolidated Total Leverage Ratio shall be determined without giving effect to any subtraction of Unrestricted Cash that otherwise would be required pursuant to such definition and (b) changes in the Applicable Margin resulting from changes in the Consolidated Senior Secured Leverage Ratio or Consolidated Total Leverage Ratio, as applicable, shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) or (b), as applicable, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Consolidated Senior Secured Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.